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SEANIX

BUSINESS PARTNER
AUTHORIZED SERVICE CENTRE

SERVICE AND SUPPORT PROGRAM

A.    Business Partner Authorized Service Centre

The Authorized Service Centre Program at Seanix

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
                                    Authorized Service Centre
Access to Seanix                    * 30 day 1-800 toll free end-user line
Technical Support                   * Dedicated technical service line
                                    * Seanix engineering support

Signage / Recognition               * ASC plaque
                                    * Marketing material

Financial Rewards                   * Competitive reimbursement rates
                                    * Automated monthly payment with statements

Other Support                       * Access to training programs and partnering on training program
                                    * Service request and tracking via the Internet

Customer Service                    * Perform upgrades and configuration without voiding
                                       manufacturer's warranty
                                    * Priority 1 Advance Exchange cross shipments

To Obtain ASC Status

                                    Authorized Service Centre

Support for  Seanix                 A commitment to Seanix and its product lines

Minimum Monthly                     $30,000
Sales Commitment

Service Area                        Dedicated area

Field Service                       Must have technicians available
Capabilities                        Must be able to provide corporate references

Technicians Certified               Must have one dedicated technician, preferably two certified by Seanix

Parts                               Must purchase and maintain spare parts kits

Annual Training                     Must attend annual Seanix Certification seminar

Customer Service                    Commitment to service all Seanix product, regardless of where sold
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AUTHORIZED SERVICE CENTRE POLICIES AND PROCEDURES

Table of Contents

A.     Warranty

       a)     Seanix Brand Computer Systems

       b)     Seanix Brand Monitors

B.     Warranty Repair Procedures

       1.0    Return Credit Authorization ("RCA")

       2.0 Priority 1("P1") - Request for key component Cross-shipment

       3.0    Repair Work Order ("RWO")
              3.1   Repair of components not eligible for cross-shipment.
              3.2   Authorization for non-part related repair.
              3.3   Repair of Seanix brand name computer systems.
              3.4   Repair of Seanix brand name monitors.

4.0 Warranty Labour Reimbursement Rates

Schedule 1 - Dealer - Agreement of Understanding

Warranty

As referenced, the Seanix Warranty is:

Seanix Brand Name
Computer systems -         Parts - 3 years from original date of
                           purchase Labour - 3 years from original date of purchase 1-800 Hardware Support End-User - free 30 days from original date of purchase ASC - Unlimited support

                           Seanix 5 Year Warranty
                           Additional 2 years (totaling 5 years) Parts Only Warranty on the following Seanix board components when purchased as part of a complete Seanix system:
                           * Motherboard
                           * Memory
                           * CPU
                           * Video Card

Seanix Brand Name
Monitors -                 Parts - 3 years from original date of purchase
                           Labour -3 years from original date of purchase

The warranty on computer systems is a depot warranty and includes replacement components as well as labour. The warranty covers the entire unit with all the components originally installed by Seanix in its manufacturing facility.

In order to benefit from the warranties provided with the Seanix computer system, all warranties must be completed and initialized within 30 days of purchase. The end user, dealer, or corporate customer can initialize warranties by completing the warranty card included with the computer system at the time of purchase and mailing it to Seanix.

The length of warranty for components sold separately (not with or for installation in computer systems) varies depending on the type of component. These warranties are activated at the time of purchase.
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Warranty Repair Procedures

1.0 Return Credit Authorization (RCA)

Seanix's RCA policy applies to equipment that has hardware deficiencies that have been identified and reported to Seanix within 15 days from Seanix invoice date to the reseller.

Please note: If an ASC's RCA rate exceeds the national average by more than 2%, the reseller's ASC status will be reviewed and potentially revoked.

To Request an RCA Number:

1. Select the appropriate menu item from our SMART Service Seanix Web Site or Fax a completed RCA request form to the Seanix Service Center in Richmond, BC at 604-278-4567

A completed RCA request form must include:

       * Seanix invoice number
       * model number
       * serial number
       * previous applicable RWO number (if any)
       * a detailed description of the problem.

2. A Seanix Service Representative will contact you to confirm the information, and resolve any discrepancies.

3. Seanix will fax / e-mail back the RCA number to the ASC.

4. Return the complete equipment freight collect by the carrier designated by Seanix to: Seanix Technology Service Depot, # 150 - 6651 Elmbridge Way, Richmond, BC V7C 4N1

Include the RCA number and a copy of the invoice with the returned equipment. The RCA number must be clearly marked on the waybill and box, otherwise, the shipment will be refused. The unit must be complete including all accessories, manuals and software. Should the unit be incomplete, the dealer will be advised by telephone or fax and the unit will be transferred to an RWO (Repair Work Order) and processed accordingly. If the wrong equipment was sent, Seanix will return the equipment (freight collect) to the dealer and the RCA number will be closed.

5. The equipment will be tested upon receipt at Seanix. When the problem is confirmed, a credit will be issued within 14 days of receipt at Seanix. If the problem cannot be confirmed, the dealer will be advised and the system will be returned to the dealer.

6. Appropriate blank RCA Request Forms are attached (see Appendix A) and available by contacting the Seanix Service Center at 1-800-663-5656(English). Any question(s) in regards to these procedures should be directed to your Seanix Sales or Service Representative.

7. Chronic Hardware Failure

Seanix will consider a system to be replaced under our "lemon policy" under the following circumstance:

The original equipment has had three hardware replacement issues in the first six months after purchase. The system must have been returned to Seanix for hardware diagnosis and replacement at least one of those times. If the system fails for a fourth time, the system may be eligible for replacement.

2.0 Priority 1 Part Order ("P1") - Request for Advance Exchange Cross-shipment

The Seanix P1 program allows for advance exchange on all the main components that make a Seanix system unique. All Seanix ASC's are expected to carry spare part levels which are reflective of your sales volume and your ability to provide prompt service (both on-site and depot) on most repairs.

This P1 service is only available on the following types of original Seanix components:
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* hard drive * motherboard * video card * power supply * sound cards * modem
* -ROM * floppy drive

To Request a P1 Number:

1. Select the appropriate P1 menu item from our SMART Service Seanix Web Site or Fax a completed P1 request form to the Seanix Service Center in Richmond, BC at 604-278-4567

A  completed P1 request form must include:
       * model number
       * serial number
       * defective part
       * detailed description of the problem
       * ASC Purchase Order tracking number or credit card number

2. Once the warranty has been validated, a P1 will be issued and faxed I e-mailed back to the ASC.

3. All requests made prior to 1:00 PM Pacific Time will be processed and shipped the same day provided the component is available. Seanix will ship the component with a maximum 2-day delivery time (depending on location - most centres can expect delivery next day). Remote locations may require an extra day. Same day service is available in some major Canadian centres subject to premium courier charges. If the replacement component is not immediately available, the ASC will be notified with an expected delivery date.

4. The ASC must cross-ship the defective component to Seanix within 15 days of receipt. Shipping costs to Seanix are the responsibility of the ASC. A summary sheet of all components and associated P1 numbers must be included in a multiple component shipment. The P1 number(s) must be clearly marked on the box and the waybill. The ASC is responsible for the proper packaging of all product shipped to Seanix. If upon receiving at Seanix, there is physical damage due to poor packaging, the ASC will be notified and will be responsible for that product.

5. Seanix must receive defective P1 components within 20 days from Seanix date of shipping. If components are not received within this allocated time frame, the ASC will be contacted and will have 5 calendar days to return the product. If Seanix has not been notified by the 25th day, the component will be charged against either the ASC's purchase order number or credit card number. If the component is returned to Seanix subsequent to the PO number I credit card being charged, the component will then be processed as a standard RWO and returned to the ASC. ASC's exceeding the 20-day cross-ship return date more than 3 times per quarter may not be eligible for the P1 program. As well, Seanix will not reimburse the labour on any product that is not returned within this 20-day time frame.

6. Defective components returned within the 20-day time frame will be received and tested to confirm the defect reported. Components confirmed defective would be subject to labour reimbursements as defined in Schedule 1. For any tested components that are not defective, a second technician will test and confirm, the ASC will be advised as part of the monthly reimbursement statement, and the component will be considered a "No Fault Found" component and will not be considered for labour reimbursement.

7. Labour reimbursements will be issued monthly based on the product returned, the test results of the returned component, and the rates listed in Schedule 1. Seanix will issue a statement on the first of the month covering the previous month's work. The ASC will have until the 10th of the month to report any discrepancies. Seanix will issue cheques on the 11th of the month and ASC's can expect their cheques to arrive by mail by the 20th of every month.

3.0 Repair Work Order ("RWO")

Reasons for Requesting an RWO Number:

       * Warranty repair of components not available for cross-shipment. This includes but is not limited to microprocessor fans, DRAM, SRAM, cases, (eligible for labour reimbursement).


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       * Authorization to perform non-part related work, such as a flash ROM upgrade (eligible for labour reimbursement).

       * Warranty repair of Seanix brand name computer systems (NOT eligible for labour reimbursement).

       * Warranty repair of Seanix brand name monitors (NOT eligible for labour reimbursement).

A dealer must request an RWO number when warranty service is required on components that are not eligible for P1 cross-shipment or warranty work is required by the ASC that does not involve the replacement of components. In addition, RWO numbers can be requested for warranty service work that the ASC would like Seanix to provide. The latter is not eligible for labour reimbursement.

To Request an RWO Number:

1. Select the appropriate RWO menu item from our SMART Service Seanix Web Site or Fax a completed RWO request form to the Seanix Service Center in Richmond, BC at 604-278-4567

A completed RWO request form must include:
       * model number
       * serial number
       * defective part
       * detailed description of the problem

A copy of the Seanix invoice or a copy of the end-user's POP may be required in the last 3 months of the product's eligible warranty period.

2. Once the warranty has been validated, an RWO number will be issued and faxed/ e-mailed back to the ASC.

3. The ASC must return the equipment freight prepaid to:
Seanix Technology - Service Depot
Unit 150 - 6651 Elmbridge Way
Richmond, BC
V7C 4N1

Note: Please do not send shipments collect. As an ASC you are required to incur the cost to ship the product to Seanix. Seanix will ship the repaired product back freight prepaid. Collect shipments will be refused and returned to the sender.

4. A summary sheet of all components and associated RWO numbers must be included in a multiple component shipment. The RWO number(s) must be clearly marked on the box and the waybill. The ASC is responsible for the proper packaging of all product shipped to Seanix. If upon receiving at Seanix, there is physical damage due to poor packaging, the ASC will be notified and will be responsible for that product.

5. In the event there are any discrepancies with the serial number or model number of the component being returned, Seanix will contact the dealer to determine the correct information. If both parties determine that the wrong component was sent, Seanix will return the component (freight collect) to the dealer and will close the associated RWO. For warranty work on systems and monitors, if any components are missing the dealer will be advised and will be responsible for the missing items.

6. The repaired component will be returned to the point of origin under the associated RWO number. Seanix will ship the product via ground freight prepaid to the ASC. In the event that the component was found to be fully functional, a second technician will test the component, the dealer will be advised and the component will be returned to the ASC. The ASC will not be eligible for labour reimbursement on that RWO number. Warranty repair work of Seanix brand name computer systems and monitors are not eligible for labour reimbursement.

7. Labour reimbursements will be issued monthly based on the product returned, the test results of the returned component, and the rates listed in Schedule 1. Seanix will issue a statement on the first of the month covering the previous month's work. The ASC will have until the 10th of the month to report any


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discrepancies. Seanix will issue cheques on the 11th of the month and ASC's can expect their cheques to arrive by mail by the 20th of every month.

Any additional questions or specific requirements can be addressed with our service representatives. A Representative can be reached by contacting Seanix's 1-800 support line at:

1-800-663-5656(English)

4.0 Warranty Labour Reimbursement Rates

ASC
Reimbursement Rates

DEPOT

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
Motherboards - Pentium                                                               $75

Motherboards- 486                                                                    $40

Hard Drives                                                                          $55

Video/Sound/Controller Cards, Power Supply, Cache, Ram, Modem
CD-ROM Drives, Floppy Drive, CPU                                                     $45

Mice, Keyboards, Speakers, Microphone, Cooling fans (CPU/Case)                       $10

Non-Part related work, (Prior approval from Seanix required) Labour only as listed below: Flash ROM upgrade Cards/Components unseated Cable replacement
Display Panel not functioning                                                        $10

ON - SITE

Additional claim for travel time (to be added to depot rates)                       $100
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SCHEDULE 1

AGREEMENT OF UNDERSTANDING

Agreement of Understanding

I,                                  of

Print Name                           Print Company Name

have read and understood the policies and procedures outlined in the document attached and for valuable consideration received, the receipt of which is acknowledged, agree to abide by all of such policies and procedures.

Signed                                      Witnessed

Print Name                                  Print Name

Date:                                       Date: